Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation	Applied Micro Circuits Corporation
Bob Gargus	Tally Kaplan-Porat
Phone: (408) 542-8752	Phone: (408) 702-3139
E-Mail: rgargus@apm.com	E-Mail: tkaplan@apm.com

Wednesday, July 25, 2012

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION REPORTS

FIRST QUARTER FISCAL 2013 FINANCIAL RESULTS

SUNNYVALE, Calif., —July 25, 2012—Applied Micro Circuits Corporation [NASDAQ: AMCC] (“AppliedMicro”) today reported its financial results for the first quarter of fiscal 2013, ended June 30, 2012.

•	Q1 2013 net revenues were $41.3 million, down 15.3% sequentially and down 32.1% year over year.

•	Q1 2013 GAAP net loss was $23.4 million or $0.37 per share compared to net loss of $67.6 million or $1.10 per share for the fourth quarter of fiscal 2012.

•	Q1 2013 non-GAAP EPS was $(0.18) per share on net loss of $11.4 million, compared to $(0.10) per share on net loss of $6.2 million, for the fourth quarter of fiscal 2012.

•	Total Cash and Short-term investments was approximately $96.1 million as of June 30, 2012 compared to $113.8 million at the end of March 2012.

•	During the quarter, the Company announced the release of several new products;

•

APM86491 Catalina System-on-a-Chip, a solution integrating high-performance network storage and 802.11ac WiFi wireless access into a single platform to provide the ultimate digital media experience for the connected home;

•

APM8669x, Black Mamba, the highest performing member of our PacketPro2TM family of multi-core processors which offers the industry’s premier virtualization and domain protection capabilities designed to keep systems operating continuously;

•	In June 2012 we closed the previously announced acquisition of Veloce Technologies.

Net revenues for the first quarter of fiscal 2013 were $41.3 million compared to $48.8 million in the fourth quarter of fiscal 2012, representing a sequential decrease of 15.3% and a decrease of 32.1% over the $60.8 million in net revenues reported in the first quarter of fiscal 2012.

The net loss on a generally accepted accounting principles (GAAP) basis for the first quarter of fiscal 2013 was $23.4 million or $0.37 per share. The first quarter GAAP net loss compares with a net loss of $67.6 million or $1.10 per share for the fourth quarter of fiscal 2012 and a net loss of $6.9 million or $0.11 per share for the first quarter of fiscal 2012.

Non-GAAP loss for the first quarter of fiscal 2013 was $11.4 million or $0.18 per share, compared to non-GAAP loss of $6.2 million or $0.10 per share in the fourth quarter of fiscal 2012 and non-GAAP net income of $0.6 million or $0.01 per diluted share for the first quarter of fiscal 2012.

“We are making excellent progress in the development of our 64-bit ARM processor products. Although this quarter was a down quarter for us, we maintained focus and expect that our base business will improve going forward from this low point. We are encouraged by the continued design win traction that our products are attracting and believe that this bodes well for the future” said Dr.Paramesh Gopi, President and Chief Executive Officer.

Bob Gargus, Chief Financial Officer commented, “Although market conditions remain challenging we remain cautiously optimistic about the remainder of our fiscal year and are tracking to our plan at this time.”

AppliedMicro reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, impairment of strategic investment, realized gain on sale of strategic equity investment, other-than-temporary impairment on investments, warrant expense, Veloce acquisition consideration, acquisition related (recoveries) charges, and non-cash tax adjustments. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

AppliedMicro management will be holding a conference call today, July 25, 2012 at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the first quarter of fiscal 2013 and to provide guidance for the second quarter of fiscal 2013. You may access the conference call via any of the following:

Teleconference:	800-573-4754
Conference ID:	39394636
Web Broadcast:	http://www.apm.com
Replay:	888-286-8010 (access code: 13718424, available through August 2, 2012)

AppliedMicro Overview

AppliedMicro is a global leader in energy conscious high performance computing and connectivity solutions for telco, enterprise, data center, consumer and SMB applications. AppliedMicro’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AppliedMicro, visit the company’s Web site at http://www.apm.com.

This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding the Company’s focus, product cycles, design-win pipeline and future revenues. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, successful integration and management of recently acquired businesses, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2012	March 31, 2012
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$96,138	$113,846
Accounts receivable, net	16,347	22,666
Inventories	22,594	23,244
Other current assets	23,035	31,105

Total current assets	158,114	190,861
Property and equipment, net	38,398	38,100
Goodwill	13,183	13,183
Purchased intangibles, net	15,305	16,634
Other assets	12,743	10,274

Total assets	$237,743	$269,052

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,739	$21,383
Other current liabilities	30,296	50,903

Total current liabilities	44,035	72,286
Non-current liability:
Veloce accrued liability	25,308	27,530
Stockholders’ equity	168,400	169,236

Total liabilities and stockholders’ equity	$237,743	$269,052

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Net revenues	$41,294	$48,767	$60,844
Cost of revenues	18,355	20,974	26,331

Gross profit	22,939	27,793	34,513
Operating expenses:
Research and development	34,771	89,400	28,368
Selling, general and administrative	12,470	12,891	12,556
Amortization of purchased intangible assets	650	650	1,099
Restructuring charges, net	—	—	913

Total operating expenses	47,891	102,941	42,936

Operating loss	(24,952)	(75,148)	(8,423)
Interest and other income (expense), net	1,762	7,897	1,356

Loss before income taxes	(23,190)	(67,251)	(7,067)
Income tax expense (benefit)	200	331	(190)

Net loss	$(23,390)	$(67,582)	$(6,877)

Basic and diluted net loss per share:
Net loss per share	$(0.37)	$(1.10)	$(0.11)

Shares used in calculating basic and diluted net loss per share	62,409	61,587	63,878

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
GAAP net loss	$(23,390)	$(67,582)	$(6,877)
Adjustments:
Stock-based compensation charges	7,689	6,639	4,178
Warrant expense	1,289	—	—
Amortization of purchased intangibles	1,329	1,329	2,614
Veloce acquisition consideration	2,325	60,400	—
Acquisition related recoveries	(133)	(265)	—
Restructuring charges, net	—	—	913
Impairment of strategic investment	—	1,000	—
Other-than-temporary investment impairment	(1,089)	(77)	(12)
Realized gain on sale of strategic equity investment	—	(8,147)	—
Income tax adjustments	553	522	(209)

Total GAAP to Non-GAAP adjustments	11,963	61,401	7,484

Non-GAAP net (loss) income	$(11,427)	$(6,181)	$607

Diluted (loss) income per share	$(0.18)	$(0.10)	$0.01

Shares used in calculating diluted (loss) income per share	62,409	61,587	65,003

Net (loss) income per share:
GAAP loss per share	$(0.37)	$(1.10)	$(0.11)
GAAP to non-GAAP adjustments	0.19	1.00	0.12

Non-GAAP net (loss) income per share	$(0.18)	$(0.10)	$0.01

Reconciliation of shares used in calculating non-GAAP (loss) income per share:
Shares used in calculating the basic (loss) income per share	62,409	61,587	63,878
Adjustment for dilutive securities	—	—	1,125

Non-GAAP shares used in calculating diluted (loss) income per share	62,409	61,587	65,003

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(in thousands)

(unaudited)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
GROSS PROFIT:
GAAP gross profit	$22,939	$27,793	$34,513
Amortization of purchased intangibles	679	679	1,515
Stock-based compensation expense	262	140	111

Non-GAAP gross profit	$23,880	$28,612	$36,139

OPERATING EXPENSES:
GAAP operating expenses	$47,891	$102,941	$42,936
Stock-based compensation expense	(7,427)	(6,499)	(4,067)
Warrant expense	(1,289)	—	—
Amortization of purchased intangibles	(650)	(650)	(1,099)
Acquisition related recoveries	133	265	—
Veloce acquisition consideration	(2,325)	(60,400)	—
Restructuring charges, net	—	—	(913)

Non-GAAP operating expenses	$36,333	$35,657	$36,857

INTEREST AND OTHER INCOME (EXPENSE), NET:
GAAP interest and other income, net	$1,762	$7,897	$1,356
Realized gain on sale of strategic equity investments	—	(8,147)	—
Impairment of strategic investment	—	1,000	—
Other-than-temporary investment impairment	(1,089)	(77)	(12)

Non-GAAP interest and other income, net	$673	$673	$1,344

INCOME TAX (BENEFIT) EXPENSE:
GAAP income tax expense (benefit)	$200	$331	$(190)
Income tax adjustments	(553)	(522)	209

Non-GAAP income tax (benefit) expense	$(353)	$(191)	$19

RESEARCH AND DEVELOPMENT :
GAAP research and development	$34,771	$89,400	$28,368
Stock-based compensation expense	(4,205)	(3,735)	(2,388)
Warrant expense	(1,289)	—	—
Veloce acquisition consideration	(2,325)	(60,400)	—

Non-GAAP research and development	$26,952	$25,265	$25,980

SELLING, GENERAL AND ADMINISTRATIVE :
GAAP selling, general and administrative	$12,470	$12,891	$12,556
Stock-based compensation expense	(3,222)	(2,764)	(1,679)
Acquisition related recoveries	133	265	—

Non-GAAP selling, general and administrative	$9,381	$10,392	$10,877

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2012	2011
Operating activities:
Net loss	$(23,390)	$(6,877)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	2,439	1,822
Amortization of purchased intangibles	1,329	2,614
Stock-based compensation expense:
Stock options	1,488	1,573
Restricted stock units	6,201	2,605
Warrants	1,289	—
Veloce accrued liability	2,325	—
Tax benefit from other comprehensive income	—	(367)
Acquisition related adjustment	(133)	—
Net loss on disposals of property	—	10
Changes in operating assets and liabilities:
Accounts receivable	6,319	(4,160)
Inventories	650	(185)
Other assets	(1,045)	(3,230)
Accounts payable	(4,751)	624
Accrued payroll and other accrued liabilities	(12,584)	1,825
Deferred revenue	(597)	(448)

Net cash used for operating activities	(20,460)	(4,194)

Investing activities:
Proceeds from sales and maturities of short-term investments	14,182	41,891
Purchases of short-term investments	(4,326)	(57,879)
Purchase of property, equipment and other assets	(5,598)	(4,533)
Proceeds from sale of equity investment	7,144	—
Purchase of strategic equity investment	(500)	(2,500)
Funding of a note receivable	—	(1,000)

Net cash provided by (used for) investing activities	10,902	(24,021)

Financing activities:
Proceeds from issuances of common stock	3,330	587
Funding of restricted stock units withheld for taxes	(216)	(2,172)
Repurchases of common stock	(654)	(3,097)
Funding of structured stock repurchase agreements	—	(10,000)
Other	(253)	(111)

Net cash provided by (used for) financing activities	2,207	(14,793)

Net decrease in cash and cash equivalents	(7,351)	(43,008)
Cash and cash equivalents at the beginning of the period	28,065	84,402

Cash and cash equivalents at the end of the period	$20,714	$41,394